Investor Presentation Sep 2016



Forward looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this presentation (as well as information included in oral statements or other written statements made or to be made by Biomerica) contains statements that are forward-looking; such as statements relating to intended launch dates, sales potential, significant benefits, market size, prospects, new products, favorable outlook, FDA pathway, expansion, increases in productivity and margins, expected orders, leading market positions, anticipated future sales or production volume of the Company, the launch or success of product and new product offerings. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Biomerica. The potential risks and uncertainties include, among others, fluctuations in the Company's operating results due to its business model and expansion plans, downturns in international and or national economies, the Company's ability to raise additional capital, the competitive environment in which the Company will be competing, and the Company's dependence on strategic relationships. The Company is under no obligation to update any forward-looking statements after the date of this presentation.

Investment Highlights

Simple blood test to identify foods that can alleviate IBS (Irritable Bowl Syndrome).
Patent pending product with POC version to be performed in Doctors office

Not a drug (No side effects/no tox) but could be combined w/ Rx

Over 45 million in US suffer from IBS, over 75%* are undiagnosed. Only ~3m branded scripts last year.
Multi billion dollar market opportunity

FDA pathway is guided by SAB. Made up of top US key opinion leaders in IBS (PI's for leading Drugs)

Possibly the only solution for IBS-M patient (>1/3 of IBS market) and Physician Reimbursement

Commercialization: Already licensed product in South Korea
Dr. Mark Sirgo and Ned Barnholt added

*Irritable bowel syndrome in the United States: prevalence, symptom patterns and impact , A. P. S. Hungin, June 2005, Alimentary Pharma & Thera

InFoods® Physician's Office (Point of Care) Use
(Clinical Lab Version first to be submitted)

inFoods® Simple Blood Test



InFoods® Test Results

Food	Result
A	**+ POSITIVE**
B	NEGATIVE
C	NEGATIVE
D	**+ POSITIVE**
E	NEGATIVE
F	NEGATIVE
G	NEGATIVE
H	**+ POSITIVE**
I	NEGATIVE
J	NEGATIVE
K	**+ POSITIVE**
L	NEGATIVE
M	**+ POSITIVE**
Total # Foods Positive	**5**

Foods are specific		
	Egg	**+ POSITIVE**
	Blueberry	- Negative

Scientific Advisory Board & ROME foundation

Dr. Doug Drossman
(SAB Chair)

- Dr. Doug Drossman (President of the ROME foundation) leading opinion leader in IBS
  - Chair (since 1989) of the ROME Committees (ROME I, II,III and IV).
- Over 50 Clinical Studies for IBS & PI for major IBS drugs
- Recruited the other 3 US members of the ROME foundation
  - Smallest market cap of public company he is involved is approximately $700m

United States members of ROME foundation & Dr. Tony Lembo

- 2 members were the PI's for Linzess (Allergan/Ironwood drug)
- Joined our team to help guide and drive clinical process
- Member serves on FDA GI advisory panel
- Tony Lembo, M.D.: Dir of GI at Beth Israel Deaconess Med Ctr & Professor of Med at Harvard

ROME foundation
(Leading IBS group - not for profit)

- Viewed as the leader in IBS
- ROME III Criteria was used to establish if someone is an IBS patient
- ROME IV now introduced

Strategic Advisory Board & Dr. Mark Sirgo

Ned Barnholt

Chairman of KLA-Tencor; Former CEO and Chairman of Agilent Technologies

- Chairman KLA-Tencor Corporation (Nasdaq: KLAC approx market cap: $12 billion)
- Board of directors of eBay and Adobe
- Former chairman, president, and CEO of Agilent Technologies (leading company in life sciences, diagnostics and applied chemicals)
- Led the Agilent Technologies spin-off out of Hewlett-Packard Company
- Broke records as the largest initial public offering (IPO) in Silicon Valley history at the time of the IPO

Dr. Mark Sirgo

Former Board of Directors member & Chairman of the Compensation Committee of Salix Pharmaceuticals

- Strategically involved in the Salix's sale to Valeant for over $11.1 billion all cash deal
- Current CEO, President and Director of BioDelivery Sciences International, Inc. (BDSI)
- 16 years in clinical development and marketing at Glaxo, including Vice President of International OTC Development and Vice President of New Product Marketing
- >30 years of experience in the pharmaceutical industry, including clinical drug development, marketing & BD
- Board of Directors of Biomerica

Companies in the IBS market

Ironwood Pharmaceuticals (NASDAQ: IRWD)	Salix Pharmaceuticals	Synergy Pharmaceuticals (NASDAQ: SGYP)	Biomerica (NASDAQ: BMRA)
Market Cap*: $1.9B	**Acq. for $15.6B by Valeant**	**Market Cap*: $800MM**	**Market Cap*: $20MM**
Product: Linzess® (Linaclotide)	**Product: Xifaxan® (Rifaximin)**	**Product: Plecanatide**	**Product: InFoods®24G IBS**
• IBS-C only • PI's: Two of the US members of ROME foundation • Side effects: Diarrhea, Abdominal Pain, Flatulence, Headaches, Viral gastroenteritis & Distension	• IBS-D only • Side effect: Nausea, Dizziness, Fatigue, Peripheral edema, Ascites (build up of fluid in in abdomen)	• IBS-C only • Completed second Phase III trial; filed NDA January 2016 • Side effects: Diarrhea, etc.	• Diagnostic guided therapy • Intended use is entire IBS market (IBS-C, IBS-D, and IBS-M) • Diagnostic-guided – Identifies foods to avoid to alleviate IBS symptoms • Side effects: NONE

*Approximate; as of 9/7/2016

Irritable Bowel Syndrome (IBS) Market

US PREVALENCE OF IBS[1]

WORLDWIDE DISEASE



OVER 45 MILLION
OVER 14%
UK 22%
CHINA 22%
JAPAN 25%

1. Aliment Pharmacol Ther. 2005;21(11):1365-1375.

IBS Market: >45 Million in US

3 types of IBS



M
C
D

IBS –C (Constipation)

IBS –D (Diarrhea)

IBS –M (Mixed – alternates C & D)

Market

APPROXIMATELY
33%
C,D,M

IBS – M: Closer to 35 to 39%

Over
75%
Of Sufferers Undiagnosed

Pharmaceuticals can only focus on 1/3 of the IBS market



- Drugs can only work on IBS-C or IBS-D
- They can't do both (IBS-M)
- Contraindicated for IBS-M

IBS Patients

IBS patient visit doctors 3x more than normal patients

- IBS estimated cost $30 billion in direct and indirect annually
- IBS sufferers incur 74% more direct healthcare costs than non-IBS sufferers

Affects predominantly females (~70% of sufferers)

- IBS patients report that foods trigger their symptoms
- Patients desperate to know what foods are triggering symptoms
- Substantial consumer demand

Latest AGA Survey (American Gastroenterological Association Dec 2015)

- IBS patients would give up caffeine, their cell phone or internet access, or even sex for one month for the chance to obtain a month's relief from IBS symptoms.
- 7th most common diagnosis made by all physicians and the most common diagnosis made by gastroenterologists

Models for Treatment – Key Differences

Rx Drugs only treat symptoms not the underlying cause

Patients often cycle from one drug to another without long-term relief

Side-effects are significant (e.g. Linzess®)

- Severe or ongoing diarrhea
- Severe stomach pain
- Black, bloody, or tarry stool gas
- Bloating or full feeling in your stomach

Models for Treatment – Key Differences

Our Product:
3 key differences

Determine the foods to avoid to alleviate IBS symptoms

- *Focuses on an underlying cause*

Reimbursement

- *Drugs = $0*
- *Diagnostic = Significant revenue stream to physician*
  - *CPT code already exists*

Ability to use on all 3 types of IBS

- *100% of the IBS market (not just 1/3) – **Only solution for IBS-M***

Retest

Foods change

Retest 2 to 3 times per year

IP & Technology



Patents

17 patents pending - International Patent Application for IBS was reviewed by the ISA and all claims have been deemed novel and non-obvious.

Technology

- Product is specific for IBS indication
- Lab product - First to be submitted
  - Quest, Lab Corp., Mayo Clinic
- Doctor office product - Post FDA approval of lab product

Results are simple

Discovery Process

90 Commonly consumed foods (wheat, corn, beef, soy, fish, nuts, etc.)

→ Test all foods with IBS and non-IBS patient sera

50 foods with unadjusted p-values <0.05

→ Repeat testing; Bootstrapping and False Discovery Rate p-value adjustment

25 foods with FDR adjusted p-values <0.05

First Round | **Second Round** | **Final Selection**

Technology

Each food-specific and gender-specific dataset was bootstrap resampled 1000 times.

Within each bootstrap replicate, the 90th and 95th percentiles of the Control signal scores were determined.

Each IBS subject in the bootstrap sample was compared to the 90th and 95% percentiles to determine whether he/she had a “positive” response.

The final 90th and 95th percentile-based cutpoints for each food and gender were computed as the average 90th and 95th percentiles across the 1000 samples.

Technology

- Histograms show ELISA results for two foods (A&B); top half is non-IBS group, bottom half is IBS subjects
- Food A shows clear elevation of a percentage of IBS subjects to this food above the normal range; Food B does not
- Cutoff would be set to call elevated patients positive, rest negative
- Note: we would not expect all IBS subjects to be positive to every food

Food A

Non-IBS patients

IBS patients

Food B

Non-IBS patients

IBS patients



Positive patients
Distribution of signal
Cutoff
signal
Curves
Normal
Distribution of signal
95th Pct Control
Cutoff
signal
Curves
Normal
Kernel(c=0.79)

Technology: IBS Patients vs. non-IBS Controls: # of Positive Foods

Median # of Positive Foods

Group	Median #Foods Positive	95% CI for the Median
IBS	5	4-8
Non-IBS	1	1-1

Box and Whisker Plot
IBS vs. non-IBS


100
10
1
0.1
0.01
P <0.0001
IBS
non-IBS

Regulatory Pathway

FDA is giving feedback to Biomerica on trial design

FDA has indicated that the risk profile of the device is likely not a Class III

- Avoids the much costlier and time-consuming PMA route....No Phase I, II or III

Our pathway would not be a PMA

- FDA has determined that our proposed clinical study is a nonsignificant risk (NSR)
- De Novo pathway: novel lower-risk (for Class I and II) products for which there is no predicate

FDA Q sub → **Clinical Trial 1 year** → **FDA submission 4 months** → **Approval**

International markets open – require regulatory clearance

First Licensing in South Korea

Celtis Pharma Co Ltd. South Korea

Equity investment of $1m at $3 per share

Total value of up to $8.5m; minimum royalties for exclusivity $7.25m

- Up to $1.25 million in up front exclusivity fees

Territory of South Korea only

- Mid-teen royalty rate on net sales of products in Korea
- Five year deal

Celtis believes of the potential to increase IBS drug efficacy when combining with treatment InFoods® 24G treatment and the only treatment of patients presenting in IBS-M (Diarrhea & Constipation)

Team

Mr. Zackary Irani-Cohen

CEO

- Sold Lancer Orthodontics netting a 4x return for investors
- Biomerica : over 8 FDA approved diagnostics
- Negotiated deals with BioRad, Walgreens, and multinational Pharma Co

Mr. Francis Capitanio

President

- Previously with Baxter and two start-up companies that he founded.

Elisabeth Laderman, Ph.D.

VP Technology

- Previously with Focus (Quest Diagnostics, Beckman Coulter, Start ups)

Dr. Mark Sirgo

Director

- Former member of Board of Directors and Chairman of the Compensation Committee of Salix Pharmaceuticals, Inc

Dx Business

Latest Financials
12 months

INCOME STATEMENT

Period Ending		**12 months 31 May 16**
Total Revenue		**5,140**
Cost of Revenue		3,616
Gross Profit		**1,524**
	Operating Expenses	
	R&D	780
	SG&A	1,571
Loss from Operations		**-827**
Other Income		**31**
Net Loss before Tax expense		**-796**
Income Tax Expense		**-704**
Net Loss		**-1,500**

Dx Cash Flow

For the Years Ended May 31,	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES		
Net loss	-1,499,787	-331,410
Adjustments to reconcile net loss		
to net cash used in operating activities:		
Depreciation and amortization	232,422	253,275
Change in provision for allowance for doubtful accounts	-9,063	-12,532
Inventory reserve	27,150	-18,222
Gain on disposal of property and equipment	--	-665
Stock option expense	15,153	10,016
Decrease in deferred rent liability	-28,073	-20,406
Decrease (increase) in deferred tax assets	703,000	-298,000
Changes in assets and liabilities:		
Accounts receivable	151,159	348,667
Inventories	137,131	-243,378
Prepaid expenses and other	50,774	-60,780
Other assets	1,185	-20,541
Accounts payable and accrued expenses	-30,581	-29,136
Accrued compensation	40,748	17,631
Net cash used in operating activities	-208,782	-405,481

Dx Business

Balance Sheet



BIOMERICA

Period Ending	31-May-16
Assets	
Current Assets	
Cash And Cash Equiv	1,889
Net Receivables	969
Inventory	1,863
Other Current Assets	114
Total Current Assets	**4,835**
Long Term Investments	165
Property Plant and Equipment	381
Goodwill	-
Intangible Assets	249
Other Assets	56
Deferred tax assets	41
Total Assets	**5,727**
Liabilities	
Current Liabilities	
Accounts Payable	333
Short/Long Term Debt	-
Other Current Liabilities	173
Total Current Liabilities	**506**
Long Term Debt	-
Total Liabilities	**506**
Total Shareholders Equity	**5,221**

Capital Table

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Janet Moore	756,977	9.3%
Zackary Irani	779,401	9.5%
Francis Capitanio	67,000	1.0%
Allen Barbieri	97,889	1.2%
Francis R Cano, Ph.D.	102,836	1.3%
Jane Emerson, M.D., Ph.D.	20,000	0.2%
Alan Gelband, et al.	529,800	6.5%
Celtis Pharm.	333,334	4.1%
1337 Biotech	400,000	4.9%
All executive officers and directors as a group (6 persons)	1,824,103	22.3%

Total shares outstanding at 8/31/16 = 8,169,673

Value throughout the Healthcare system

Patients
(~70% of sufferers are females)

- Obvious Benefits
- No side effects
- No ingestion of medication
- Focus on an underlying cause vs treat symptoms
- Substantial patient demand
- Easy to implement

Physicians

- Only IBS treatment that provides reimbursement to doctor
- Most patients ask for diet help
- Ability to treat IBS-M patients

Payers

- Fewer patient visits equals savings
- IBS sufferers:
  - $30 billion in direct and indirect annually
  - incur 74% more direct healthcare costs than non-IBS sufferers

Summary

Unique New Diagnostic Product – Simple blood test to indentify foods that can alleviate IBS

Key differentiation

Reimbursement

Access to entire IBS market, not just a subset

Only option for IBS-M

No side effects

Leading Opinion Leaders in IBS on SAB guiding clinical studies

Over 45 million in US suffer from IBS making it a multi billion dollar opportunity

Experienced Mgt. Team

FDA clearance pathway - Much shorter time to market than a drug